UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2009

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

CONSOL Energy Inc. (the “Company”) issued a press release on January 29, 2009 announcing its results for the fiscal year ended December 31, 2008. A copy of the earnings release is attached to this Form 8-K as Exhibit 99.1.

The information in this Current Report and the exhibit hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report and exhibit hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 7.01	Regulation FD

The response to Item 2.02 is incorporated herein by reference to this Item 7.01.

Item 8.01	Other Events.

On January 7, 2009, the Company’s publicly traded subsidiary, CNX Gas Corporation (“CNX Gas”), received a civil investigative demand for information and documents from the Attorney General of the Commonwealth of Virginia regarding CNX Gas’ exploration, production, transportation and sale of coalbed methane gas in Virginia. According to the request, the Attorney General is investigating whether CNX Gas may have violated the Virginia Antitrust Act. The request for information does not constitute the commencement of legal proceedings and does not make any specific allegations against CNX Gas. CNX Gas does not believe that it has violated the Virginia Antitrust Act and CNX Gas intends to cooperate with the Attorney General’s investigation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release of CONSOL Energy Inc. dated January 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
P. Jerome Richey
Executive Vice President Corporate Affairs, Chief Legal Officer & Secretary

Dated: January 29, 2009

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press release of CONSOL Energy Inc. dated January 29, 2009.